CONSENT OF INDEPENDENT AUDITORS

The Expedition Funds:

We consent to the use in Post-Effective Amendment No. 36 to Registration Statement No. 33-30950 of our report dated December 15, 2000, appearing in the Annual Report to Shareholders for the year ended October 31, 2000, which is incorporated by reference in the Statement of Additional Information, which is incorporated by reference in the Prospectus which is part of such Registration Statement, and to the references to us under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.
                                                      /s/ Deloitte & Touche, LLP

New York, NY
February 26, 2001